Exhibit 10.16

PLACEMENT AGENT AGREEMENT

between CARDAX

PHARMA, INC. and

PORTFOLIO ADVISORS ALLIANCE, INC.

January 3, 2014

Schedule 1	Description of Merger Agreement Transactions
Schedule 2	Outstanding Equity Securities of the Public Parent
Immediately Following the Reverse Merger

Annex A	Indemnification Provisions

Exhibit A	Form of Amended Subscription Agreement
Exhibit B	Form of Placement Agent Warrant

Defined Terms Cross Reference Table

Accredited Investors	Section 1(a)
Action	Annex A
Agreement	Annex A
Cash Fee	Section 3(b)(i)(A)
Closing	Section 2
Closing Date	Section 2
Commission	Section 1(d)
Companies	Section 4(d)
Company	Annex A, Page 1
Company Counsel	Section 8(a)(ii)
Concurrent Offering	Section 1(e)
Convertible Notes	Section 1(a)
Covered Investors	Section 10(a)
Damages	Annex A
Escrow Account	Section 1(c)
Escrow Agent	Section 1(c)
Exchange Act	Section 4(a)
Existing Secured Note Purchasers	Section 4(p)
FINRA	Section 5(a)
Holdings	Section 4(c)
Indemnified Person	Annex A
Indemnified Persons	Annex A
Intellectual Property Rights	Section 4(e)
Material Adverse Effect	Section 4(d)
Merger Agreement	Section 4(c)
Money Laundering Laws	Section 4(v)
Non-Accountable Expense Allowance	Section 3(b)(i)(B)
Non-Solicitation and ‘Tail’	Section 3(e)
Non-Solicitation Period	Section 10(a)
Note Shares	Section 1(a)
OFAC	Section 4(u)
Offering	Section 1(a)
Offering Shares	Section 1(a)
Officers Certificate	Section 8(a)(iii)
Permit	Section 4(f)
Placement Agent	Annex A, Page 1
Placement Agent Fee	Section 3(b)(i)(B)
Placement Agent Warrants	Section 3(b)(ii)
Pubco Sub	Section 4(c)
Public Filings	Section 4(b)
Public Parent	Section 1(a)

ii

Public Parent Common Stock	Section 1(a)
Purchasers	Section 1(b)
Registration Limitation	Section 12(a)
Registration Statement	Section 12(a)
Regulation D	Section 1(d)
Regulation S	Section 1(d)
Reverse Merger	Section 4(c)
Securities	Annex A
Securities Act	Section 1(a)
Subscription Agreement	Section 1(b)
Units	Section 1(e)
Warrant	Section 1(a)
Warrant Shares	Section 1(a)

iii

CARDAX PHARMA, INC.

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

$2,076,000 in Principal Amount

of Convertible Unsecured Promissory Notes

PLACEMENT AGENT AGREEMENT

 January 3, 2014

Portfolio Advisors Alliance, Inc.

330 Madison Avenue, 6th Floor

New York, New York 10017

Ladies and Gentlemen:

Cardax Pharma, Inc., a Delaware corporation (the “Company”), hereby confirms its agreements with Portfolio Advisors Alliance, Inc., a California corporation (the “Placement Agent”), as follows:

Section 1. The Offering.

(a) The Company proposes to issue and sell (the “Offering”) to selected accredited investors (“Accredited Investors”), as that term is defined in Rule 501(a) of the Securities Act of 1933 (the “Securities Act”), $2,076,000 in aggregate principal amount of convertible unsecured promissory notes of the Company (the “Convertible Notes”), with each such Convertible Note in the form attached as Exhibit II to the Subscription Agreement (as defined in Section 1(b) hereof). Upon consummation of the Reverse Merger (as hereinafter defined), each Convertible Note and the interest accrued thereunder shall be converted automatically into (i) shares of the common stock, par value $0.001 per share (the “Public Parent Common Stock”), of Koffee Korner, Inc., a Delaware corporation (such entity, or, in lieu thereof, any other applicable public company (in the Company’s reasonable discretion) with which the Company effects a reverse merger transaction similar in effect to the “Merger” described elsewhere herein, the “Public Parent”) that will change its name to Cardax, Inc. upon consummation of the Reverse Merger, at a conversion price of sixty-two and one-half cents ($0.625) for each share of the Public Parent Common Stock; and (ii) a warrant (each, a “Warrant” and, collectively, the “Warrants”), in the form attached as Exhibit I to the Subscription Agreement, to purchase for five years a number of shares of Public Parent Common Stock determined by dividing the initial principal amount of the applicable Convertible Note by $0.625. The shares of Public Parent Common Stock issuable by the Public Parent upon conversion of the Convertible Notes offered and sold in the Offering are hereinafter referred to as the “Note Shares”; the shares of Public Parent Common Stock underlying the Warrants that will be issued at the time of the Reverse Merger upon conversion of the Convertible Notes are hereinafter referred to as the “Warrant Shares”; and the Note Shares and the Warrant Shares are collectively hereinafter referred to as the “Offering Shares.”

(b) The Company shall enter into a subscription agreement in the form attached hereto as Exhibit A (the “Subscription Agreement”) with respect to each sale of Convertible Notes in the Offering. Persons offering to subscribe for and who thereafter purchase Convertible Notes are referred to herein as “Purchasers.” The Company reserves the right to refuse to sell Convertible Notes to any person at any time prior to the Company’s written acceptance of the applicable Subscription Agreement for such person. The Company’s acceptance of any subscription shall be irrevocable unless the Placement Agent consents otherwise or any representation and warranty of the applicable Purchaser shall not be true and correct. The Closing of the sale of the Convertible Notes in the Offering will take place in accordance with Section 3 hereof.

(c) Proceeds received from prospective Purchasers for the purchase of Convertible Notes initially will be deposited in an escrow account (“Escrow Account”) with Signature Bank, as escrow agent (the “Escrow Agent”), pursuant to that certain escrow deposit agreement dated as of November 18, 2013 and amended as of January 2, 2014 between the Company, the Placement Agent and the Escrow Agent, and will be released only pursuant to the terms of Section 2 hereof.

(d) Neither the offer for sale nor the sale of the Convertible Notes has been or will be registered with the United States Securities and Exchange Commission (the “Commission”). The Company and the Placement Agent shall each conduct all of their activities with respect to the Offering in a manner that will ensure that the Convertible Notes will be offered for sale, and sold in reliance upon, the exemptions from the registration requirements of Section 5 of the Securities Act provided by the provisions of Regulation D promulgated thereunder (“Regulation D”), or if permitted by the Company Regulation S promulgated under the Securities Act (“Regulation S”), and the Company will file all appropriate notices of the Offering with the Commission on Form D with respect to the Offering. In addition, the Company shall obtain all “Blue Sky” and state securities registrations, qualifications, approvals or exemptions therefrom and take all necessary action and file all necessary forms and documents in order to qualify or register all or a portion of the Convertible Notes for offer or sale in such states as the Placement Agent shall reasonably request or effect the exemption therefrom; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Convertible Notes. If permitted by the Company, the offering of the Convertible Notes may be made in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by the provisions of Regulation S, in which case, the Purchaser will be required to agree to certain restrictions with respect to the sale of any Note Shares or Warrant Shares in the United States.

2

(e) The Placement Agent acknowledges that the Company is currently conducting a concurrent offering (the “Concurrent Offering”) of units (“Units”) of shares of Public Parent Common Stock and warrants to be issued by the Public Parent. In the Concurrent Offering, the Units will be offered and sold for the same offering price as the conversion price of the Notes being offered and sold in the Offering described in this Agreement (i.e., $0.625 per share), and the warrants to be issued by the Public Parent in the Concurrent Offering will be exercisable at the same exercise price per share as the exercise price of the Warrants to be issued upon conversion of the Convertible Notes being offered and sold in the Offering described in this Agreement (i.e., $0.625 per share) and have other similar terms and conditions as the Warrants.

(f) The Company and the Placement Agent agree that Agincourt Ltd., and its subagent Paulson Investment Company, Inc. will not receive any compensation described in Section 3 hereof with respect to the sale of the Convertible Notes offered hereby except as specifically contemplated in Section 3(b)(i)(C) hereof. Further, the Placement Agent agrees that it will not receive any compensation described in Section 3 hereof with respect to the securities being offered and sold in the Concurrent Offering that were introduced to the Company by any such Person. On or prior to the closing of the Concurrent Offering, Agincourt Ltd. shall confirm to the Placement Agent that the investors in the Concurrent Offering were introduced to the Company by Agincourt Ltd.; provided, however, that it is acknowledged and agreed by the Placement Agent that neither Holdings, the Company nor the Public Parent nor any of their respective affiliates shall be responsible for any breach of the obligations of Agincourt, Ltd under this sentence and the obligations under this sentence shall be the sole obligation of Agincourt Ltd.

Section 2. Closing. At such time as the Company has accepted subscriptions from one or more Purchasers for such amount as the Company and the Placement Agent shall agree will be the closing amount, the Company and the Placement Agent shall, subject to the satisfaction of the conditions of closing required by Section 8(a) hereof, agree upon a date and time for a closing at which the Company shall issue and sell to the Purchasers the Convertible Notes subscribed for in the applicable Subscription Agreements (the “Closing”). The Closing is anticipated to occur on January 3, 2014, provided that such date may be extended by mutual agreement between the Company and the Placement Agent. The date of the Closing is referred to in this Agreement as the “Closing Date.”

3

Section 3. Retention and Compensation of Placement Agent.

(a) The Company hereby engages the Placement Agent as its agent to solicit subscriptions for the Convertible Notes to be sold in the Offering in accordance with the terms of this Agreement, and the Placement Agent hereby accepts such engagement and agrees to use its reasonable best efforts to solicit such subscriptions. The Placement Agent shall cause each of its prospective Purchasers to evidence its intent to subscribe for Convertible Notes by the completion and execution of a Subscription Agreement and the related documents referred to therein.

(b) At the Closing (or, in the case of the warrants referred to in item (ii) below, upon the closing of the Reverse Merger), the Company will pay the following:

(i) A cash fee from the gross purchase price of the Convertible Notes sold at the Closing to Purchasers introduced, identified, sourced or in any other way brought to the attention of the Company by the Placement Agent, as follows:

(A) To the Placement Agent, seven percent (7%) of such gross purchase price (the “Cash Fee”);

(B) To the Placement Agent, a non-accountable expense allowance equal to three percent (3%) of such gross purchase price (the “Non-Accountable Expense Allowance”) and collectively with the Cash Fee, the “Placement Agent Fee”), and

(C) To Agincourt Ltd. (a registered broker-dealer with a prior placement agent relationship with the Company), in lieu of any other compensation to which it may otherwise be entitled with respect to the Offering from the Company or the Public Parent under any separate agreement, a manager’s fee of three percent (3%) of such gross purchase price; and

(ii) To the Placement Agent, five-year warrants to acquire four hundred ninety-eight thousand, two hundred forty (498,240) shares of the Public Parent’s common stock, which warrants will have an exercise price of $0.625 per share, will have a cashless exercise feature, and will provide customary anti-dilution protection for structural changes in the issuer’s capitalization, such warrants to be in the form attached hereto as Exhibit B (the “Placement Agent Warrants”).

(c) For the avoidance of doubt, no compensation shall be payable to the Placement Agent under this Agreement with respect to any Units sold to current investors in the Company or to the purchasers in the Concurrent Offering.

4

(d) The wire transfer instructions for all cash payments to the Placement Agent are as follows:

Account Name:

Bank:

Phone:

ABA Routing #:

Account #:

(e) The Placement Agent shall also be entitled to compensation as contemplated in Section 10 hereof (“Non-Solicitation and ‘Tail’”), if applicable.

(f) The Company shall pay the Placement Agent’s reasonable costs and expenses in connection with the Offering, including, but not limited to, travel, mail, overnight packages, copying, printing and legal fees. For this purpose, the fees and expenses of the Placement Agent’s legal counsel, Troutman Sanders LLP, are estimated to be in the range of $60,000 to $75,000 (and shall not exceed such amount without the Company’s prior written consent) in connection with the Offering; it is acknowledged that Pharma has previously paid the amount of $20,000 of such fees and expenses.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent, for the benefit of the Placement Agent and the Purchasers, as follows:

(a) The Public Parent is registered as a reporting company under the Securities and Exchange Act of 1934 (the “Exchange Act”). The Public Parent has taken no action intended to, or that would terminate, or would be likely to have the effect of terminating, the registration under the Exchange Act, nor has the Public Parent received any notification that the Commission is contemplating terminating such registration.

(b) The documents filed by the Public Parent (the “Public Filings”) with the Commission since May 29, 2012, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, as applicable. The Public Filings do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) As promptly as practicable after the date hereof (assuming that the closing conditions of the Merger Agreement may be satisfied and there would not be a breach or default by Public Parent under the Merger Agreement), the Company will cause a merger (the “Reverse Merger”) to be consummated between Cardax Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Public Parent (“Pubco Sub”), and the Company, with the Company being the surviving corporation of the Reverse Merger and becoming a wholly owned subsidiary of the Public Parent. The Reverse Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of November 27, 2013 (as such agreement may be amended, the “Merger Agreement”), by and among the Company, Pubco Sub, Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”), and Pharma. Pursuant to the Merger Agreement, the parties thereto will give effect to the transactions described on Schedule 1 attached hereto.

5

(d) Each of the Company and the Purblic Parent (together, hereinafter, the “Companies”) is a corporation duly organized and validly existing under the laws of the state of Delaware with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of itsbusiness requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company or the Public Parent.

(e) The Company owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company as currently carried on.

(f) The Company is engaged in the development of certain carotenoid products, in particular a synthetic form of astaxanthin, directly and through agreement with BASF, Aktiengesselschaft, a German chemical company. Each of the Companies (i) has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities or private persons or entities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner currently conducted, except where the failure to have obtained any such permit has not and will not have a Material Adverse Effect, and (ii) has fulfilled and performed all of its obligations with respect to each such permit in all material respects.

(g) The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, including without limitation the obligation to issue the Convertible Notes at the Closing hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by all necessary action on the part of the Company, including its board of directors, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

6

(h) The execution and delivery of the Merger Agreement and the performance by the Public Parent, PubCo Sub, the Company, Holdings and any other party thereto of its respective obligations thereunder and the transactions contemplated thereby were duly and validly authorized by all necessary action on the part of each such entity, its board of directors and its stockholders, as applicable, and the Merger Agreement was duly executed and delivered by Public Parent, PubCo Sub, the Company, Holdings and any other party thereto and constitutes the valid and legally binding agreement of each of such parties, enforceable against such party in accordance with its terms.

(i) The outstanding shares of Public Parent Common Stock, and all securities and other agreements or obligations of the Public Parent that represent the right to acquire shares of Public Parent Common Stock, in each case to be outstanding on the effective date of the Reverse Merger following (i) the consummation of the Reverse Merger, (ii) the conversion of the Convertible Notes offered and sold hereby, (iii) the conversion of the convertible secured notes offered and sold by the Company in a private placement transaction during 2013, (iv) the conversion of the convertible secured notes issued by the Company to prior investors in Cardax Pharmaceuticals, Inc. during 2013, and (v) the issuance of any shares of Public Parent Common Stock in the Concurrent Offering, are as set forth on Schedule 2 attached hereto (subject to the assumptions set forth in such Schedule). All of such shares of Public Parent Common Stock to be issued as shown on Schedule 2, will have been duly authorized and validly issued, and are fully paid and nonassessable. Except as described on Schedule 2, including without limitation the authorization of the Company to issue options and other awards under its Equity Incentive Plan, the Public Parent will not have outstanding any shares of Public Parent Common Stock or preferred stock, or any options to purchase, any warrants to subscribe for, or any other securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, or otherwise providing the right to acquire, any shares of Public Parent Common Stock or preferred stock of the Public Parent or any rights of any kind that would allow the holder thereof to acquire any such options, warrants, securities or obligations; provided, however, that the Placement Agent acknowledges and agrees that the actual capitalization of Public Parent may be changed (but in any event not by an amount that in the aggregate would change the fully diluted shares by more than 5% or such other amount as may be agreed to by the Placement Agent) to reflect stock or warrants issued to other persons involved in the Reverse Merger or the transactions related thereto or the number of shares that will be held by stockholders of Public Parent prior to the closing of the Reverse Merger. The Placement Agent accepts the changes between Schedule 3.2(b) to the Subscription Agreement and Schedule 2 of this Agreement for the purposes of Section 3.1(b) of the Subscription Agreement.

7

(j) When issued and sold in accordance with the terms hereof and the applicable Subscription Agreements, the Convertible Notes will be validly authorized by all necessary action on the part of the Company, including its board of directors. Assuming that the Reverse Merger is effected in accordance with the terms of the Merger Agreement, when issued upon conversion of the Convertible Notes, the Note Shares, the Warrants issuable by the Public Parent upon such conversion and the Warrant Shares issuable upon exercise of the Warrants will be duly and validly authorized by all necessary action on the part of the Public Parent, including its board of directors. Assuming that the Reverse Merger is effected in accordance with the terms of the Merger Agreement, when issued upon conversion of the Convertible Notes, the Note Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Public Parent Common Stock. Assuming that the Reverse Merger is effected in accordance with the terms of the Merger Agreement, when issued upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Public Parent Common Stock.

(k) Immediately following the Reverse Merger, except for the Company, the Public Parent will not have any subsidiaries or own a material interest in or control directly or indirectly any other domestic of foreign corporation, limited liability company, limited partnership, general partnership, joint venture, association, trust or other business organization, provided that on or promptly after the Closing, the Company, distribute all of the shares of Koffee Korner’s Inc., a Texas corporation, to Nazneen D’Silva.

(l) All offers and sales of the capital stock and debt or other securities of the Company and of the Public Parent prior to the date hereof were made in compliance with the Securities Act and all other applicable state and federal laws and regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are barred by effective waivers or statutes of limitation.

(m) Assuming the compliance by the Placement Agent with its obligations under Sections 5 and 7 of this Agreement, the sale of the Convertible Notes in the Offering is exempt from the registration requirements of the Securities Act.

(n) There is no material action, suit, inquiry or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, overtly threatened against or involving the Company or any of its property or assets, nor, to the knowledge of the Company, is there any investigation by any governmental or other regulatory or administrative agency or commission against the Company or any of its property or assets, nor is there any reasonable basis for any such action, suit, inquiry, proceeding or investigation.

(o) Neither the issuance and sale of the Convertible Notes, the execution or delivery of this Agreement nor the consummation by the Company or the Public Parent of the transactions contemplated hereby (i) violates any agreement to which the Company or the Public Parent is a party, or (ii) requires any consent, approval, authorization or other order of or registration or filing with, any person or entity, including without limitation any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the compliance with the securities or “Blue Sky” laws of various jurisdictions, all of which shall have been obtained or timely filed and obtained and except for filings with respect to the Reverse Merger that will be made on the effective date of the Reverse Merger).

8

(p) On the effective date of the Reverse Merger, no person or entity, including without limitation any holder of any securities of the Public Parent or the Company or any rights exercisable for or convertible or exchangeable into securities of the Public Parent or the Company or any of their affiliates, has the right to require the Public Parent or the Company to register any such securities of the Public Parent or the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Public Parent or the Company, except for shares of Public Parent Common Stock issued to the holders who purchased or otherwise acquired senior secured convertible notes from the Company in a private placement in 2013 (the “Existing Secured Note Purchasers”) and purchasers of Units in the Concurrent Offering or others who purchase Units and placement agents and others who receive securities issued by the Public Parent in connection with the Reverse Merger or any issuance of securities by Pharma. Subject to the Registration Limitation (as hereinafter defined in Section 12), the Company agrees to file a registration statement to include the Note Shares and the Warrant Shares to be offered on a delayed or continuous basis.

(q) The Company is covered by insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(r) The Company is not, and after consummation of the Reverse Merger the Public Parent will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(s) Each of the Company and the Public Parent has complied with all federal, state, local, and foreign laws, ordinances, administrative or government rules or regulations, and of any decree of any court or governmental agency or body having jurisdiction over the Company or the Public Parent, as applicable, except where the failure to comply with any such laws or requirements has not, and will not, have a Material Adverse Effect.

(t) Neither the Company nor the Public parent, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or the Public Parent, nor any other person acting on behalf of the Company or the Public Parent, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that would be reasonably likely to pose a material risk of subjecting the Company or the Public Parent to any damage or penalty in any civil, criminal or governmental litigation or proceeding. Each of the Company the Public Parent has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and the Public Parent to comply in all material respects with the Foreign Corrupt Practices Act of 1977.

9

(u) Neither the Company nor the Public Parent nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or the Public Parent or any other person acting on behalf of the Company or the Public Parent, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v) The operations of the Company and its the Public Parent are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or the Public Parent with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w) The Company maintains, and the Public Parent will maintain, a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

10

(x) There are no business relationships or related party transactions involving the Company or the Public Parent except transactions on terms that are not materially less favorable to the Company or the Public Parent than could have been obtained in an arms-length transaction with unrelated third parties and investments by officers or directors in the Company and as otherwise previously disclosed to the Placement Agent.

(y) The board of directors of the Company are Nicholas Mitsakos, Frank C. Herringer and David G. Watumull. It is expected that the board of directors of the Public Parent upon the consummation of the Reverse Merger will be the same individuals.

Section 5. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to the Company as follows:

(a) The Placement Agent is duly registered pursuant to the provisions of the Exchange Act, as a broker-dealer and is in good standing with the Financial Industry Regulatory Association (“FINRA”) and is duly registered as a broker-dealer in those states in which the Placement Agent is required to be so registered in order to carry out the Offering contemplated hereby, and there are no orders issued or, to the knowledge of the Placement Agent, proposed to be issued against the Placement Agent by FINRA or any state or other regulatory authority having jurisdiction over the Placement Agent that would prevent it from conducting the Offering contemplated hereby.

(b) The execution and delivery of this Agreement and the performance by the Placement Agent of its obligations hereunder have been duly and validly authorized by the Placement Agent, and this Agreement has been duly executed and delivered by the Placement Agent and constitutes the valid and legally binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms.

(c) The Placement Agent is a duly organized and validly existing corporation partnership under the laws of the State of California.

(d) The disclosure regarding the Placement Agent or its principals in the Subscription Agreement accurately discloses all actions or matters referred to in Section 506(d) of Regulation D with respect to the Placement Agent or any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities in the Offering that is associated with, an executive officer or owner of the Placement Agent.

Section 6. Covenants of the Company. The Company covenants and agrees with the Placement Agent, for the benefit of the Placement Agent and the Purchasers, as follows:

11

(a) Each certificate, if any, evidencing the Convertible Notes, the Note Shares, the Warrants or the Warrants Shares, or, if applicable, any advice from the Company’s transfer agent evidencing the ownership of any such securities in book- entry form on the records of the transfer agent’s Direct Registration System or otherwise, shall, until such time as the same is no longer required under the applicable requirements of the Securities Act, bear substantially the following legend (along with such other legends as the Placement Agent and its counsel reasonably deem necessary), and the Company shall cause its transfer agent to issue stop transfer instructions with respect to such securities:

“THE SECURITIES [EVIDENCED BY THIS CERTIFICATE] [DESCRIBED HEREIN] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS UNLESS, IN THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, WHICH OPINION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS.”

(b) During the course of the Offering, until the Closing Date, except to the extent agreed by the Placement Agent, the Company shall not, and the Company shall cause the Public Parent not to, make any offers, offers to sell, offers of sale or sales of the shares (or any notes, warrants, stock or other securities of or interests in the Public Parent) other than in accordance with the terms hereof or in connection with the Concurrent Offering or to current investors in Holdings.

(c) The Company will apply the net proceeds from the sale of the Convertible Notes as described in the Subscription Agreement.

(d) Until the Closing Date, and thereafter with specifically respect to the Offering, the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever without the Placement Agent’s express prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Company may make any press release or other statements that it reasonably believes is consistent with the obligations of a public company.

(e) The Company acknowledges that the Placement Agent and its affiliates are in the business of, among other things, providing financial advisory and consulting services and agrees that the provision of such services to other persons and entities (including, but not limited to, a direct and/or indirect competitor of the Company or the Public Parent), shall not constitute a breach of any duty owed to the Company or the Public Parent by virtue of this Agreement or otherwise.

12

Section 7. Expenses of Sale. In addition to payment of certain of the Placement Agent’s legal fees and expenses as contemplated in Section 3(f) hereof, the Company shall bear all other fees, disbursements and expenses in connection with the Offering and the matters contemplated hereby, including, without limitation, the Company’s legal and accounting fees and disbursements, the costs of issuing Convertible Notes and the underlying securities, the fees and expenses of any transfer agent or registrar for the Convertible Notes and the underlying securities, reasonable costs and expenses of qualifying or exempting the Offering under the “Blue Sky” laws of the states specified by the Placement Agent or the Company, and the costs related to the Company management’s participation in any roadshow or investor presentations (including slides, consultants, travel and lodging expenses of representatives and officers of the Company, aircraft and other transportation costs).

Section 8. Conditions to the Placement Agent’s Closing Obligations. The Placement Agent’s obligations to direct the Escrow Agent to release funds for the Closing shall be subject to the accuracy of and compliance with, as of the date hereof and as of the date of such Closing, the Company’s representations, warranties and covenants contained in Sections 2 and 4 hereof, the performance by the Company of its obligations hereunder required to be performed on or before such Closing, and to the following further conditions:

(i) Since September 30, 2013, there shall not have occurred any material and adverse change, or any development involving or which would reasonably be expected to involve a potential future material and adverse change, in the condition (financial or other), business, properties, net worth prospects or results of operations of the Company or the Public Parent.

(ii) The Placement Agent shall have received (for its benefit and the benefit of the Purchasers) an opinion, dated as of the date of the Closing, of the law firm of Herrick Feinstein LLP (“Company Counsel”), coveringsuch customary corporate matters (pertaining to the Company) regarding corporate existence and good standing, authorizations, validity, enforceability, no violations and the like, as to the absence of a requirement to register the Securities under the Securities Act and with respect to any such other matters as the Placement Agent may reasonably request.

(iii) The Placement Agent shall have received a certificate, dated the date of the Closing, from the Chief Executive Officer of the Company with respect to certain corporate matters, confirming the continued accuracy of the Company’s representations and warranties hereunder and the performance by the Company with the agreements and covenants required to be performed at or prior to the date of such certificate and with respect to other customary matters satisfactory in form and substance to the Placement Agent and its counsel (the foregoing, an “Officers Certificate”).

13

(iv) The Company shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent shall reasonably request.

Section 9. Conditions to the Company’s Closing Obligations. The obligations of the Company shall be subject to the accuracy of and compliance with, as of the date hereof and on each Closing Date, the representations, warranties and covenants contained in Sections 2 and 5 hereof.

Section 10. Non-Solicitation and “Tail.”

(a) For a period of 24 months from the date of the final Closing under the Offering (the “Non-Solicitation Period”), the Company shall not, and it shall cause each of its subsidiaries and other affiliates not to, solicit any offer to buy from or offer to sell to any of the persons (individuals and/or entities) first introduced to the Company by the Placement Agent who are Purchasers under the Subscription Agreement (the “Covered Investors”), any securities of the Company or of any subsidiary or other affiliate or any other person or entity, either directly or indirectly through any selling agent, placement agent, broker or dealer or other person or entity, without, in each case, providing for and making the payment of the compensation to the Agent described in Section 10(c) hereof. The Company agrees that the Placement Agent shall be entitled to the Placement Agent Fee and Placement Agent Warrants (or (if applicable) a cash fee and warrants as near as possible thereto) with respect to any securities of the Company or the successor or (as applicable) the securities of any other entity that are sold during the Non-Solicitation Period as a result of any such solicitation to any of the Covered Investors.

(b) During the Non-Solicitation Period, the Company shall not give the names or other information of the Covered Investors to any other broker dealer or selling or placement agent; provided, however, it shall not be a violation of this provision if the Company includes the names and other information regarding the Covered Investors in any public filing made by the Company as may be required by law, including but not limited to filings that the Company may make with Commission or if the Company provides the names of Covered Investors to persons that are entitled to such information under applicable law (after appropriate demand or request by any such person, as applicable). Without limitation of the foregoing, the Company shall cause its legal counsel and other representatives to use their best commercially reasonable efforts to redact names and other identifying information from all closing binder materials prepared in connection with the Offering.

(c) The Placement Agent understands that: (i) Cardax may disclose information about Covered Investors to Agincourt, Ltd. but (ii) Agincourt may not solicit such Covered Investors for securities transactions, it being acknowledged and agreed by the Placement Agent that neither Holdings, the Company nor the Public Parent nor any of their respective affiliates shall be responsible for any breach of clause (ii) of this paragraph by Agincourt, Ltd.

14

(d) Upon receipt of written request by the Placement Agent, the Company shall promptly deliver to the Placement Agent the names of any persons with whom the Company completes a subsequent financing within 24 months from the date of the Closing that were introduced to the Company by the Placement Agent and who become investors in the Offering.

(e) This provision shall survive termination of this Agreement.

(f) By signing below, Agincourt, Ltd. agrees that it shall not, and it shall cause all of its affiliates, agents, sub-agents and representatives not to, directly or indirectly solicit any offer to buy from, or offer to sell to, any of the persons (individuals and/or entities) introduced to Cardax by the Agent who become investors in the Offering, any securities of any person or entity (other than Cardax or its Successor as may be permitted under Section 10(a) hereof), either directly or indirectly through any selling agent, placement agent, broker or dealer or other person or entity. Further Agincourt, Ltd. shall not give the names or other information of the subscribers to any other broker dealer or selling or placement agent. This provision shall survive termination of this Agreement. The Agent acknowledges and agrees that this Section 10(f) is a separate covenant of Agincourt, Ltd. and that Cardax is not responsible for any breach hereof by Agincourt, Ltd.

(g) In the event that either Cardax or Agincourt, directly or through any agent or other person, violates any provision applicable to them under this Section 10, the Placement Agent shall be entitled (in addition to any other rights the Placement Agent may have in law or equity) to treble damages with respect to such violation which shall consist of three times the fee and three times the warrants that would have been payable to the Agent if it had given its consent to such solicitation; provided, however, that such penalty shall not be enforced if there is a good faith dispute by the Company as to whether such compensation is payable to Placement Agent and the Company first offers to mediate (and then mediates) any dispute to determine whether such compensation is in fact payable with JAMS or other mediation service reasonably specified by the Placement Agent and the dispute is amicably resolved in such mediation.

Section 11. Indemnification.

(a) The Company hereby agrees to the provisions with respect to the indemnification of the Placement Agent and related parties and other matters set forth in Annex I, which is incorporated herein by reference as if a part hereof. The Company’s obligations as set forth in such Annex I shall survive any termination of this Agreement.

15

(b) All representations, warranties, covenants and agreements of the Company and the Placement Agent herein or in certificates delivered pursuant hereto, and the indemnity agreement contained in Section 11(a) hereof (and Annex A hereto), shall survive the execution and delivery of this Agreement and the Closings and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person thereof, the Company or any of its officers, directors, or any controlling persons.

Section 12. Registration.

(a) As promptly as possible after the Closing, and in any event on or prior to the seven-month anniversary of the effective date of the Reverse Merger, the Company shall cause the Public Parent to prepare and file with the Commission, (prior to the filing by the Public Parent of any other registration statement after the effective date of the Reverse Merger other than a registration statement for the issuance of securities for cash or a registration statement on Form S-4), a registration statement (the “Registration Statement”) covering the resale of all of the Note Shares and all of the Warrant Shares, and such other outstanding shares of Public Parent Common Stock (and outstanding securities convertible, exercisable or exchangeable for Public Parent Common Stock) as the Board of the Public Parent may determine in its discretion. Such registration shall be for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and each holder of such registrable shares shall be required to provide such information as the Public Parent reasonably requires for inclusion in such Registration Statement and shall sell such registered shares in accordance with the plan of distribution provided in such Registration Statement. The obligations of the Public Parent to include Note Shares and Warrant Shares or any other shares included in such Registration Statement in any such registration shall be subject to the limitations of applicable law (which include comments by the Commission with respect to any such registration statement), including without limitation, any restriction on the number of such shares so that such offering is not deemed an offering by or on behalf of the Company or other restriction on the use of Rule 415 with respect to such registration statement (the “Registration Limitation”). Subject to the Registration Limitation, the Company shall cause the Public Parent to use its reasonable efforts to give priority to the Note Shares and the Warrant Shares equal to all other securities included in the Registration Statement (for example, and without limitation, if by virtue of a Commission comment the number of shares included in the Registration Statement must be reduced, then the number of shares of each holder whose shares are included in the Registration Statement would be reduced by the same percentage, except where, by virtue of Commission rules and regulations, the shares of different holders would be required to be treated differently and as a result different percentages of shares would be accepted by the Commission in such registration statement).

(b) Subject to the Registration Limitation and the last sentence of Section 12(a) hereof, the Company shall use its reasonable efforts to cause the Registration Statement, or a successor registration statement, if applicable, to be declared effective by the Commission as promptly as possible after the filing thereof, and shall use its reasonable efforts to keep the Registration Statement, or a successor registration statement, if applicable, continuously effective under the Securities Act until the date that all shares covered thereby have been sold or can be sold publicly under Rule 144 without volume limitations by the holders of such shares assuming that such holders are not affiliates of the Public Parent as defined under Rule 144.

16

(c) The Company shall notify the Investors in writing promptly (and in any event within two trading days) after receiving notification from the Commission that the Registration Statement has been declared effective.

(d) The Company shall not, from the date hereof until the effective date of the registration statement referred to above, prepare and file with the Commission a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities, unless such registration statement includes all of the Note Shares and Warrant Shares offered and sold hereby.

(e) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Note Share and Warrant Shares to the public without registration or pursuant to a registration on Form S-3, assuming that the Reverse Merger is effected in accordance with the terms of the Merger Agreement, the Company shall cause the Public Parent to use its reasonable efforts to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) Furnish to any Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

Section 13. Termination. The appointment and authorization of the Placement Agent shall expire on the Closing but in any event on January 4, 2014, unless such date is extended by written agreement of the Company and the Placement Agent. In addition, either the Company or the Placement Agent shall have the right to terminate this Agreement at any time by giving the other party at least 10 days prior written notice. Notwithstanding the foregoing, the provisions of Sections 3(f), 7, 11, and 14 through 21 shall survive any expiration or any termination of this Agreement pursuant to this Section 13 or otherwise.

17

Section 14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if given to Placement Agent, shall be mailed, delivered via courier or by facsimile or e-mail to the parties at the following addresses:

If to the Placement Agent, to:

Portfolio Advisor Alliance, Inc.

330 Madison Avenue, 6th Floor

New York, New York 10017

Telephone: 212-812-8900

Facsimile: 212-867-1993

E-Mail: kwasserman@allenps.com

Attention: Ms. Kerri Wasserman,

                   Chief Compliance Officer

With a copy to:

Timothy I. Kahler, Esq.

Troutman Sanders,

LLP The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Telephone: (212) 704-6169

Fax: (212) 704-5948

E-Mail: timothy.kahler@troutmansanders.com

If to the Company, to:

Cardax Pharma, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

Telephone: (808) 457-1400

Facsimile: (808) n237-1509

E-Mail: DWatamull@cardaxpharma.com

Attention: Mr. David G. Watamull,

    President and Chief Executive Officer

18

With a copy to:

Richard M. Morris, Esq.

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

Telephone: (212) 592-1432

Facsimile: (212) 545-3371

Email: RMorris@Herrick.com

The Company or the Placement Agent may change its address for receiving notices by giving written notice to the other party.

Section 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Company, and each of their respective successors and assigns. In addition, the representations and warranties of the Company under Section 4 and the covenants of the Company in Section 6 hereof and Section 12 hereof shall also be for the direct benefit of the Purchasers, each of whom shall be an intended third party beneficiary of this Agreement for such purposes and shall have the right to enforce this Agreement directly against the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, controlling persons, officers and directors and counsel referred to in this Agreement, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained.

Section 16. Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

Section 17. Captions. The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

Section 18. Applicable Law. This Agreement shall be governed by, construed and interpreted under the law of the state of New York other than any provision thereof that would result in the application of the law of any other jurisdiction; for the avoidance of doubt, this choice of governing and applicable law is made in reliance on Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Section 19. Prior Agreements. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, verbal or written, covering such subject matter, including the Financial Representative Agreement dated November 8, 2013, as amended.

19

Section 20. Limitations. The Company acknowledges and agrees that (i) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (ii) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, e-mail or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signatures pages to this Agreement for all purposes.

[The remainder of this page is intentionally blank.]

20

If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CARDAX PHARMA, INC.

By:	/s/ David G. Watumull
	Name:	David G. Watumull
	Title:	President and
Chief Executive Officer

CONFIRMED as of the date first set forth above.

PORTFOLIO ADVIS RS ALLIANCE, INC.

By:
	Name:	Kerri Wasserman
	Title:	Chief Compliance Officer and Authorized Signatory

Agincourt Ltd. hereby consents and agrees to the matters set forth in Section 10 above as of the date first set forth above.

AGINCOURT LTD.

By:
	Name:	James J. Cahill
	Title:	Managing Director

[Signature Page to Placement Agent Agreement]

21

If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CARDAX PHARMA, INC.

By:
	Name:	David G. Watumull
	Title:	President and
Chief Executive Officer

CONFIRMED as of the date first set forth above.

PORTFOLIO ADVIS RS ALLIANCE, INC.

By:	/s/ Kerri Wasserman
	Name:	Kerri Wasserman
	Title:	Chief Compliance Officer and Authorized Signatory

Agincourt Ltd. hereby consents and agrees to the matters set forth in Section 10 above as of the date first set forth above.

AGINCOURT LTD.

Name:
Title:

[Signature Page to Placement Agent Agreement]

22

If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CARDAX PHARMA, INC.

By:
	Name:	David G. Watumull
	Title:	President and
Chief Executive Officer

CONFIRMED as of the date first set forth above.

PORTFOLIO ADVIS RS ALLIANCE, INC.

By:
	Name:	Kerri Wasserman
	Title:	Chief Compliance Officer and Authorized Signatory

Agincourt Ltd. hereby consents and agrees to the matters set forth in Section 10 above as of the date first set forth above.

AGINCOURT LTD.

By:	/s/ James J. Cahill
	Name:	James J. Cahill
	Title:	Managing Director

[Signature Page to Placement Agent Agreement]

23

ANNEX A

This Annex A is attached to and incorporated by reference into the Placement Agent Agreement (the “Agreement”) between the Company, Inc., a Delaware corporation (the “Company”), and Portfolio Advisors Alliance, Inc., a California corporation (the “Placement Agent”), dated January 3, 2014. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Company hereby agrees to indemnify and hold harmless the Placement Agent and its affiliates, and the respective directors, officers, partners, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended), agents, sub-agents, and employees of the Placement Agent or any of its affiliates (the Placement Agent and each such other person or entity being referred to individually as an “Indemnified Person” and, collectively, as “Indemnified Persons”), to the fullest extent lawful, from and against any and all Damages (as hereinafter defined) directly or indirectly related to or arising out of the Offering, the Convertible Notes sold therein and the Note Shares and Warrant Shares that may be issued upon the conversion of the Convertible Notes (together with the Convertible Notes, the “Securities”) or any information contained in the Offering Materials or otherwise provided by the Company, the Company's employees or other agents, which either the Company or an Indemnified Person provides to any person or entity, or otherwise directly or indirectly in connection with, arising out of, based upon, or in any way related to the engagement of the Placement Agent under the Agreement or any transaction, thing or conduct in connection therewith, including without limitation the Offering and the Securities. The Company will not, however, be responsible for any Damages, or any associated counsel fees or expenses, that are finally determined in the manner specified by the Agreement (and not subject to further review) to have resulted from the Placement Agent’s or other Indemnified Person’s bad faith, willful misconduct or gross negligence.

“Damages” means any and all losses, Actions (as hereinafter defined), damages, judgments, assessments, investigation costs, settlement costs, fines, penalties, arbitration awards and any other liabilities, costs, fees and expenses, including without limitation all documented out of pocket costs and expenses, including reasonable counsel fees and disbursements, in connection with investigating, preparing for and defending any Action to which the Placement Agent or any other Indemnified Person is named as a party or is reasonably anticipated to become a party thereto, whether or not in connection with any pending or threatened Action, caused by or arising out of or in connection with the Placement Agent acting pursuant to the Agreement or otherwise relating to the Offering or the Securities.

AA-1

“Action” means any formal or informal action, case, claim, litigation, appeal, hearing, inquest, investigation, arbitration, mediation, inquiry or other proceeding (including, without limitation, stockholder actions).

If multiple claims are brought against an Indemnified Person, with respect to at least one of which indemnification is permitted under applicable law and provided for under the terms of this Annex A, the Company agrees that all Damages associated therewith, including any judgment or award against such Indemnified Person in connection therewith, shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the judgment or award expressly states that it, or any portion thereof, is based on a claim as to which indemnification is not available.

The Company also agrees that neither the Placement Agent nor any other Indemnified Person shall have any liability to the Company for, in connection with or arising out of the engagement of the Placement Agent under the Agreement except for any such liability for Damages, including attorneys fees, incurred by the Company that are finally determined in the manner specified by the Agreement (and not subject to further review) to have resulted from the Placement Agent’s or other Indemnified Person’s bad faith, willful misconduct or gross negligence.

In no event shall the Company or any Indemnified Person be responsible for any special, indirect or consequential damages incurred by the other; provided that nothing in this sentence shall be deemed to (i) relieve the Company of any obligation it may otherwise have hereunder to indemnify an Indemnified Person for any such damages asserted by an unaffiliated third party or (ii) relieve the Placement Agent of any liability it may otherwise have hereunder to the Company for any such damages which the Company becomes legally obligated to pay to an unaffiliated third party.

In the event that the foregoing indemnity is unavailable (except by reason of the bad faith, willful misconduct or gross negligence of the Placement Agent or an Indemnified Party), then the Placement Agent and the Company shall contribute to amounts paid or payable by the Indemnified Parties, in respect of the Damages sustained or incurred by the Indemnified Parties, in such proportion as appropriately reflects the relative benefits received by, and the relative fault of, the Placement Agent and the Company in connection with the matters as to which such Damages relate and other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Placement Agent exceed the amount of the Placement Agent Fees actually received by the Placement Agent in cash from the Company under the terms of the Agreement.

The Company will not, without the Placement Agent’s prior written consent (which shall not be unreasonably withheld), consent to the entry of any judgment in or otherwise seek to terminate any Action in respect of which indemnification may be sought hereunder (if any Indemnified Person is a party, or reasonably anticipated to become a party, thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Damages arising out of such Action. No Indemnified Person seeking indemnification, reimbursement or contribution hereunder will, without prior written consent the Company, which consent shall not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action in respect of which indemnification may be sought hereunder.

AA-2

Promptly after receipt by an Indemnified Person of notice of its involvement in any Action, the Placement Agent shall, if a claim for indemnification in respect thereof is to be made against the Company hereunder, notify the Company of such involvement; provided, however, that the failure to so notify the Company shall not relieve the Company of any liability that it may have under the provisions of this Annex A except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have to the Indemnified Parties.

If an Indemnified Person is entitled to indemnification under this Annex A with respect to any action or proceeding brought by a third party, the Company shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnified Person. Upon assumption by the Company of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel, but the Company shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof unless the Company shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner. the Company shall not have any obligation to pay for more than one counsel of the Indemnified Persons.

AA-3